EXHIBIT  99B


U  S  WEST  Media  Group
7800  East  Orchard  Road
Englewood,  Colorado    80111

[U  S  WEST  Media  Group  logo  and  registered  mark]


News  Release

Release  Date:    July  29,  1997

Contact:    Blair  Johnson          Steve  Lang
(303)  793-6296          (303)  793-6290


           U S WEST MEDIA GROUP REPORTS SEVENTH CONSECUTIVE QUARTER
                 OF DOUBLE-DIGIT REVENUE AND CASH-FLOW GROWTH


ENGLEWOOD, Colo. - U S WEST Media Group (NYSE: UMG) today reported its seventh straight quarter of double-digit growth in revenue and operating cash flow.

For  the second quarter 1997, Media Group reported - on a proportionate basis:

-A 16 PERCENT INCREASE IN OPERATING CASH FLOW, to $657 million. Media Group's operating cash flow for second quarter 1996 was $566 million on a comparable
basis.    (All  1996  numbers  have  been  adjusted  to  include  Continental
Cablevision's results - even though it didn't merge with Media Group until Nov. 15, 1996.).

     Operating cash flow, which represents earnings before interest, taxes, depreciation and amortization (EBITDA), is a key indicator of the company's operating performance.

-A 15 PERCENT INCREASE IN REVENUE, to $2.3 billion. Media Group's revenue for second quarter 1996 was $2.0 billion.

Because Media Group participates in numerous joint ventures, the company uses proportionate accounting to reflect its relative share of operating revenues and expenses associated with these operations.

"This was another strong quarter - financially and operationally," said Richard McCormick, U S WEST chairman and chief executive officer. "This marks the first time our international operations -- including all three lines of business -- were cash-flow positive. That's an encouraging development as Media Group strives to reach its goal of 20 percent annual cash-flow growth."

Chuck Lillis, Media Group president and chief executive officer, said, "Besides delivering strong cash flow, we renamed all our domestic cable systems MediaOne -- a name that reflects how we're using a single network to deliver new broadband services.

-more-
Page  2

"In the second quarter, we expanded one of those products -- our high-speed data service, MediaOne Express -- into two new markets," Lillis said. "We began the quarter with 3,500 data customers and ended it with more than 6,400.
 And  two  weeks  ago,  we  introduced  MediaOne  Express  in a sixth market -
Atlanta."

MediaOne Express is also available in parts of greater Boston; Jacksonville, Fla.; Detroit; Chicago; and southeast Florida. By the end of the year, MediaOne expects to offer it in three more markets.

Lillis also said the company is making good progress toward its goal of generating $1 billion by selling non-strategic assets. This year Media Group has sold more than $625 million in non-strategic assets, including its wireless interest in France, and a directory publishing company in the United Kingdom. In addition, the company sold non-strategic programming and cable interests, as well as shares in Teleport Communications Group and Time Warner that Media Group acquired in its merger with Continental.

"Streamlining our business sharpens our focus in many ways, including providing additional cash to fund our network upgrades," Lillis said. "These upgrades are enabling us to go beyond cable TV to offer multichannel video, high-speed data and telephone services."

Second quarter 1997 proportionate operating highlights - by line of business - include:

-CABLE AND BROADBAND COMMUNICATIONS: MediaOne ended the second quarter with almost 5.1 million subscribers, up 3.4 percent from the second quarter 1996. Overall, revenue from Media Group's domestic cable operations, including its investment in Time Warner Entertainment, increased 6.9 percent, to nearly $1.3 billion, while operating cash flow was up 5.8 percent, to $402 million.

     -WIRELESS: Media Group's domestic cellular operations continued to deliver strong results. Its subscriber base increased 33 percent, to 2.1 million proportionate customers, and its operating cash flow increased 54 percent, to $132 million. In addition, its operating cash flow margins increased  by  8.6  percentage  points.

     Internationally, Media Group's wireless business continued to grow rapidly, more than doubling its subscriber base since the second quarter of 1996. Much of that growth came from One 2 One, the company's joint venture in the United Kingdom. With aggressive marketing and expanded coverage now reaching 85 percent of the U.K. population, One 2 One increased its second quarter 1997 subscriber base by 59 percent from the same period last year. One 2 One also improved its revenue per customer by more than 10 percent.
     -more-
     Page  3

-DIRECTORIES: Media Group's directory publishing business, now called U S WEST Dex, produced strong second quarter revenue growth of 6.6 percent, helping the company remain an industry leader. In addition, Dex increased its revenue per customer by 7.4 percent in the second quarter. Media Group's second quarter 1997 net loss was $94 million.

U S WEST Media Group, one of America's largest broadband communications companies, is involved in domestic and international cable and telephony, wireless communications, and directory and information services. For 1996, Media Group had proportionate pro forma revenue of $8.1 billion. Media Group is one of two major groups that make up U S WEST, a company in the connections business, helping customers share information, entertainment and communications services in local markets worldwide. U S WEST's other major group, U S WEST Communications, provides telecommunications services in 14 western and midwestern states.
#  #  #

Some of the information presented in or in connection with this announcement constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that could cause actual results to differ from expectations include: (I) a change in economic conditions in the various markets served by the Company's operations that could adversely affect the level of demand for cable, wireless, directory or other services offered by the Company, (ii) greater than anticipated competitive activity requiring new pricing for Company services, (iii) higher than anticipated start-up costs associated with new business opportunities, (iv) regulatory changes affecting the telecommunications industry, (v) increases in fraudulent activity with respect to wireless services, or (vi) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.


NOTE:     THIS RELEASE AND THE FINANCIAL STATEMENTS WILL BE AVAILABLE ON THE
INTERNET  AFTER  8:00  A.M.  (MDT)  BY  ACCESSING  U  S  WEST'S INTERNET SITE:
WWW.USWEST.COM

U  S  WEST  Media  Group          Page  4

             U S WEST MEDIA GROUP - SELECTED OPERATING HIGHLIGHTS
         ALL AMOUNTS SHOWN ARE PROPORTIONATE UNLESS OTHERWISE STATED
                                $ IN MILLIONS

CABLE  AND  BROADBAND  COMMUNICATIONS

<BTB>

DOMESTIC
           2Q97   GROWTH*
          ------  --------
TOTAL
Revenue   $2,281    6.9%
EBITDA     $402     5.8%



CONSOLIDATED  CABLE  (EXCLUDING  NEW  SERVICES)



<BTB>
Homes Passed (000's)  8,395   2.4%
Multichannel Video
Subscribers (000's)   5,095   3.4
Revenue                $580   9.2%
EBITDA                 $258   8.4%

High Speed Data
Customers (000's)      6.4     -





<BTB>
INTERNATIONAL
                    2Q97   GROWTH*
                   ------  --------
TOTAL
Customers (000's)  1,199    12.0%
Revenue             $118    42.2%
EBITDA              $11     up $14





<BTB>
WIRELESS
DOMESTIC
                       2Q97    GROWTH
                      -------  -------
CELLULAR
POPs (millions)        20.3     1.5%
Subscribers (000's)    2,073    33.1%
Service Revenue        $296     23.8%
Operating Cash Flow    $132     53.5%
OCF as a percent of
service revenue        44.5%   8.6 pp
Average revenue per   $48.98    -8.9%
customer



PRIMECO  PERSONAL  COMMUNICATIONS

<BTB>

POPs (millions)      14.7  7.3%
Subscribers (000's)   46    -





<BTB>
INTERNATIONAL
                      2Q97   GROWTH
                      -----  -------
TOTAL
Customers (000's)      760   105.4%
Revenue               $180    81.8%
Operating Cash Flow    $7     up $8





<BTB>
ONE 2 ONE
Subscribers (000's)  351   59.0%
Market Share         9.5%
Coverage             85%



DIRECTORY  AND  INFORMATION  SERVICES


<BTB>
DOMESTIC
                            2Q97    GROWTH
                           -------  -------
DIRECTORY PUBLISHING
Local Advertisers (000's)    482       -
Revenue                     $291     6.6%
Operating Cash Flow         $149     9.6%
Operating Cash Flow         51.2%   1.4 pp
Margin
Revenue per Advertiser     $2,254    7.4%





<BTB>
INTERNATIONAL
                     2Q97   GROWTH
                     -----  -------
TOTAL
Revenue               $47    4.4%
Operating Cash Flow   $8    100.0%



     * Growth rates are pro forma as if the Continental merger occurred January 1, 1996.